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                                                                   EXHIBIT 10.28

                               FIRST AMENDMENT TO
                     SATURN ELECTRONICS & ENGINEERING, INC.
                       WARRANT TO PURCHASE 495,688 SHARES
                       OF CLASS B NONVOTING COMMON STOCK


     THIS FIRST AMENDMENT TO SATURN ELECTRONICS & ENGINEERING, INC. WARRANT TO PURCHASE 495,688 SHARES OF CLASS B NONVOTING COMMON STOCK (hereinafter "Amendment"), is made as of this 24th day of March, 2000 by and between Motorola, Inc. (the "Holder"), and Saturn Electronics & Engineering, Inc., a Michigan corporation (the "Company").

     WHEREAS, on March 15, 2000, Holder acquired from the Company a Warrant to Purchase 495,688 Shares of Class B Nonvoting Common Stock (the "Warrant"); and

     WHEREAS, Holder and Company desire to amend the Warrant as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the Warrant and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Holder and Company amend the Warrant as follows:

     The Title ad Preamble on the first page of the Warrant are amended to change the number of Class B Nonvoting Common Shares available for subscription and purchase from 495,688 to 521,777.

     All other terms and provisions of the Warrant remain in full force and effect and are hereby affirmed.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.




Holder:                                      Company:

MOTOROLA, INC.                               SATURN ELECTRONICS &
                                             ENGINEERING, INC.



By:  /s/ Carl F. Koenamann                  By: /s/ W. Tsuha
   ------------------------------------         ---------------------

Title: Executive Vice President and CEO      Title: President
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